Exhibit 99.2

Dane Lewis (Market Street Partners):

Hi everyone. My name's Dane Lewis and I manage investor relations for Astra. Thank you all for joining us and submitting questions this morning. With that, let's begin Q&A.

Our first question comes from Mike Ciarmoli from Truist. Mike asks, "How is Astra differentiating itself in the fast-evolving market from other players like Rocket Lab, Relativity, SpaceX, Blue Origin, Virgin Orbit, etc.?" Chris, can you take that one?

Chris Kemp (Astra, Founder, Chairman and CEO):

Sure, thanks Dane. And thanks for joining us today, everyone. I think the first thing that we're doing is we're focusing predominantly on scale. We believe that by accessing more places in space from more places on earth at a lower cost, we're serving our customers better. And what that means to us is manufacturing more rockets, and having more spaceports and more launches than any company in history. And that means keeping the rockets small so that they're easy to transport. And that means that we can make more of them and serve more customers more quickly.

Secondly, we're just moving very quickly. We, as a company have been iterating, making 1.0, 2.0, 3.0. Our 3.3 rocket, which will carry our first commercial payloads this summer, is being improved from the feedback we're getting from our customers, from operations, from manufacturing. And what we're able to do there is we're able to focus on, I think probably the third factor here is really global optimization. So we listen to our customers and we're able to rapidly respond to what they need. And in some cases that might be more launches. In some cases that might mean a lower cost. In some cases it might mean more capacity or more performance.

So, as a company we're really focused on the growth and the scale and the margins of the business, and we're able to do that because we're able to iterate faster, and we're able to do that because we're able to learn faster by focusing on scale.

Dane Lewis (Market Street Partners):

Great. Our next question comes from Kristine Liwag at Morgan Stanley. Kristine asks, "How mature is the current technology and what do you still need to accomplish before commercialization?" How about Benjamin, you take that one.

Benjamin Lyon (Astra, Chief Engineer and EVP of Manufacturing, Production and Launch Operations):

Sure Dane, no problem. So in December, Astra demonstrated orbital launch capability. And we really are on track right now for our summer first commercial launch, and then proceeding forward into monthly launches towards the end of this year. I think for Astra, the big next step is scale. And so it's about taking our ability to make these technologies robust and taking that to the next step of doing it at scale so we can hit these greater cadences.

Dane Lewis (Market Street Partners):

The next question comes from Ken Herbert at Canaccord Genuity. Ken asks, "What are the benefits of a complete offering, a one-stop shop so to speak, for constellations and other customers?" Martin, can you handle that?

Martin Attiq (Astra, Chief Business Officer):

Sure thing, Dane, and thanks for the question, Ken. I think there are two key components to that. One is total cost of ownership. And two is speed. So if you're able to combine and integrate the rocket with the spacecraft, along with the constellation design, that combination allows you to optimize the design, which allows you to lower the total cost of ownership significantly.

And secondly, it's speed. When you have to do less integration with multiple third parties, that allows you to move faster and more efficiently, which also helps in speed. So our customers are services businesses, and they really care about speed, which is getting their applications to orbit as quickly as possible. And they care about total cost of ownership.

Dane Lewis (Market Street Partners):

Good, thanks. Pete Skibitski from Alembic Global asks, "What gives you confidence that satellite launch demand will grow meaningfully in the years ahead?" Martin, can you take that one too?

Martin Attiq (Astra, Chief Business Officer):

Absolutely. Thanks Dane. And thanks for the question, Pete. I would think of that in three ways. One is that there's already been significant demand in the recent past, and there are known constellations from companies like Amazon, OneWeb and others, and we've shown slides on that significant growth for those planned constellations. And that's coming from mega constellations, from small satellites and from government.

The second way to think about it is that what's nice about lower earth orbit is that the shelf life of the satellites is between three and five years. So it's a little bit like getting an iPhone refresh where satellites need to be replenished up in space, which means that even though there's this planned demand, we know it's also going to need to be refreshed, which means that we think it's sustainable.

And then the third way to think about it is the just amount of growth that's happening and the amount of problems that are being solved in space. So just broadly speaking, climate change, if you believe that's going to be a big thing, the best way to monitor methane emissions or ocean movements is from space. If you believe that connecting every device on earth is going to be important, whether that's your phone or whether that's an autonomous vehicle where you believe availability is really key, that's also best done through space. And if you also believe that every human on earth is going to have high speed internet, we believe that global coverage can only really happen through space. And there are many, many applications like that. And so we see continued significant growth in addition to what's already planned and out there.

Dane Lewis (Market Street Partners):

Chris, following up on your talk about kind of the modular platform, Suji Desilva at Roth Capital asks, "Can you explain Astra's satellite platform or modular plan? And what options can customers plug into in modular satellite?

Chris Kemp (Astra, Founder, Chairman and CEO):

Yeah. Thanks Suji, and great question. As we spend more time with customers, what we're finding is that many of them are really just trying to provide services to their end users. And what that means to them is how quickly can they begin providing those services, because there's value in doing that faster.

Many of these customers, they're buying satellite buses from third-party integrators and they want to fly launches just to kind of get the satellite working. And so the common theme is the faster we're able to provide value to our customers, the faster we're able to get them providing services that are improving their end users' lives, whether it's connectivity, whether it's earth observation, the better for our customers.

And so I think what we want to do here is we want to allow them to focus on the software and on the sensors or the radios that allow them to provide their unique end user services, and we'll take care of the rest. And as we move from being a launch provider to being a true space platform provider, the spacecraft that's actually hosting their software and hosting whatever sensor that makes their service unique, and getting that pulled together for them faster, allows them to go from a concept to a constellation, in perhaps months instead of many years, as we've seen traditionally in the aerospace industry.

So we're building that kind of like a plug and play, kind of like a USB device plugs into your PC. And that's really how we think about Astra, is we're building this platform like the PC or like an Apple iPhone, where our customers are going to be able to much more rapidly begin providing services to their end-users, and value.

Dane Lewis (Market Street Partners):

Good. Well, there's a lot of questions coming in. Several of them are about just the book of business and backlog and pipeline. So I've got a question from Edison Yu at Deutsche Bank and he asks, "What exactly does your $1.2 billion pipeline represent? How does it account for the services revenue that you guys have talked about, and how has that number evolved over the last year or two?" Martin, I think this is a question for you.

Martin Attiq (Astra, Chief Business Officer):

Yeah, sure. And thanks for the question, Edison. I would say three things about that, and just characterizing the backlog. One, is that it's rapidly growing. And so you asked the question of, how has it changed in the last year? It's grown by more than 10 times in the past year. And that has continued to accelerate since our December launch. Two, is just the depth and diversity of the customers and the verticals. So we are growing and expanding the customer base significantly. And the number of verticals that we're working with, whether that's broadband, earth observation, maritime, IoT, government point-to-point, etc., we're touching all of those verticals. And so that's also nice to see, because it gives us a nice diversity in our backlog. And thirdly, the conversations that we're having are deeper and more strategic than ever before, and they're extending well beyond launch. And really, people do see the value of this integrated platform approach that we're taking. And so we think that there's exciting things ahead for the company in terms of our backlog.

Dane Lewis (Market Street Partners):

We also have a few questions about the launch failure rate and what we expect. Myles Walton from UBS, asks, "NASA's study of small satellite launches between 2000 and 2016 suggest a 6% launch failure rate. Does Astra expect a higher rate than that in the first few years? And are there stipulations with customers in backlog that Astra demonstrate a certain success rate prior to their launch?" Chris, can you take that?

Chris Kemp (Astra, Founder, Chairman and CEO):

Yeah. And, and thanks, Myles. It's a great question. One of the things that we recognize is that reliability drives cost. And as a company, if you're focused on delivering, say, human passengers, or say, you're building a really big rocket, that's taking a large number of satellites, or a really exquisite payload for the Department of Defense, well, then you need reliability, right? If you're going to be flying people, or trying to reuse your rockets, and that drives costs. And so to some degree, Astra's thesis is, let's focus on customer value. And if you think about how Amazon thought about data centers, if a server, or a rack of servers, or even a whole data center fails, you don't even notice. And likewise, if you think about the constellations where you have a large number of small satellites, no one satellite will take out your constellation or your service.

And so, as we think about the launch services business, for example, we think about value to customers, and our customers would rather pay a lot less for a launch, because, frankly, they're flying a more or less disposable satellite on a more or less disposable rocket, to build a constellation where no one satellite will affect the overall service that's being provided to customers. And so what we're focused on, as we always are, is building a business that focuses on customer value, and on the global economic optimization of all of these factors. And it'll mean that Astra will probably target a lower reliability level, and we'll probably have more launch failures along the way, because it's frankly how we continue to push the best value to our customers. And we're going to try to do launches out in the middle of nowhere, with as few people as possible and always focused on safety. So our mantra is put safety first, put customers first, and deliver the best value.

Dane Lewis (Market Street Partners):

Next, we have a question from Chuck Minervino, in Susquehanna. He asked, "How come Astra's price per launch is so much lower than Rocket Lab and other competitors?" Martin, can you take that?

Martin Attiq (Astra, Chief Business Officer):

Yeah, sure, and thanks for the question, Chuck. What we've developed is the lowest-cost dedicated access to space. And the way we've done that is, from the beginning we have this mantra that, simple scales. So we've designed the entire launch system to be scalable and mass producible, which allows us to significantly reduce our internal cost of development. What that allows us to do is, as we've built the system that is the lowest-cost dedicated access to space today, it allows us to capture significant market share, and also allows us to win really key and strategic long-term customers. And that's what we've been doing, and that's what's represented in our backlog. So we think of it as a key strategic advantage of Astra. I would also add that we see a lot of price elasticity when it comes to responsiveness. So as the time from the order to the launch gets shorter, we see a lot of elasticity in terms of demand. And what's unique about our system is that it it's fully containerized, it's fully mobile, and it's very responsive. And that also gives us pricing power for customers that need a responsive launch.

Dane Lewis (Market Street Partners):

Thanks for that. Brian Hsu from Light Street Capital asks, "Can you discuss the licensing process for launch sites? How quickly can you get proposed launch site locations through the FAA process?" Chris, do you want to take that?

Chris Kemp (Astra, Founder, Chairman and CEO):

Yeah. And I think that I'll also, potentially, allow one or two of my colleagues to comment on this, because the question touches a few areas, but the way we've really thought about this is, it's a system, and the actual spaceport, and the launch system, and the rocket, are all designed as a system. And they're design as a system to lower overall cost. And none of that system is at the spaceport, right? So we can go to an area that will license us for launch operations, put up a fence, pour a concrete pad, we don't even really need that, but it's nice, and our containers arrive with five people, and we can launch there in about five days. And we've demonstrated this a couple of times already. And what this allows us to do is have many spaceports. So really it is all about finding places where it's safe, and environmentally and logistically ideal to launch. And that allows Astra to set up really many spaceports in the United States and abroad, and it's primarily a business issue. So with that, Martin handles that. So I'll hand it over to him.

Martin Attiq (Astra, Chief Business Officer):

Yeah. And thanks for the question, Brian. Our requirements, as Chris mentioned, the actual launch requirements are very limited that we have on site. So as such, getting through all that paperwork is actually quite limited. So even with a government spaceport, which takes longer, that's about 12 months. And so for a commercial spaceport, it could be as fast as the commercial spaceport can move.

Dane Lewis (Market Street Partners):

Great. Next question is from Ron Epstein at BofA Securities. Ron asked, "By 2025, what do we expect the cost per kilogram for orbital launch?"

Chris Kemp (Astra, Founder, Chairman and CEO):

Sure. We've got the numbers that we've shared, and I think our 2025 target as we start to produce a rocket a day is just over a half a million dollars for the materials, the labor to produce the rocket and the variable costs that goes into launching a rocket. At that point, we'll be putting about 500 kilograms to a mid-inclination orbit. So that works out to just over a thousand dollars a kilogram of costs to Astra. As Martin said, the price is really based on the value to customers. If we think about being able to launch something on the launch tomorrow, there might be a very high value to that. Of course, if we're talking about a contract to launch something two or three years from now as part of a larger mega constellation deployment, there might be a lower cost of launch there because it's a larger overall contract value that we can plan for.

So there's a lot of elasticity that we see. We've again reflected in the numbers we've shared in ASP of launch around just over three and a half million dollars, and that kind of is the blended average of the launch services piece. We also start to see that get embedded in the spacecraft services. So we have a satellite services and a spaceport services, which are higher margin services that build on the overall capability that we've been deploying.

Dane Lewis (Market Street Partners):

Great. This next question looks like it's for you, Dr. London. It's a follow-up from Mike Ciarmoli at Truist. He asked, why are your rockets all metal versus the use of lighter weight, potentially more reliable composite materials?

Chris Kemp (Astra, Founder, Chairman and CEO):

Yeah, Dr. London. That's yours.

Adam London (Astra, Founder and CTO):

Thank you. Finally, a rocket science question. Michael, thanks for the question. A couple of thoughts. One, I actually don't believe that metal is less reliable than another material. It tends to be actually a more robust material, but you're correct. It is lower performing from a sort of pure rocket science perspective. But again, as Chris and others have said, our objective is a global optimization, and so a customer doesn't care when their satellite is in orbit, whether it got there with a carbon fiber rocket or a metal rocket, just like you don't really care whether your UPS package arrived on a carbon fiber UPS truck, or a metal steel inexpensive UPS truck. So we choose to think that it's more scalable and more economical and provides the best value to our customers, and we believe that to be a metal system.

Dane Lewis (Market Street Partners):

Great. Thanks. We have a follow up question from Myles Walton at UBS. Can you comment on how you expect the pipeline to move into firm orders? Are customers waiting for success before signing up, and how contingent is your $150 million contract backlog to demonstrate success? He also asks about Kuiper moving to lock up supply this year. Martin, can you comment on those things?

Martin Attiq (Astra, Chief Business Officer):

Yeah, sure. Very happy to. So when we think about backlog, what we mean by that is that these are committed contracts for committed launches. So things that are letters of intent or memorandum of understanding, that we include in our pipeline. As I mentioned in my talk, all of our customers, whether there's a good mix of both government and commercial customers, all of our commercial customers are customers that you would know they have satellites that are on orbit. So we're very confident and-

Chris Kemp (Astra, Founder, Chairman and CEO):

It looks like we might have lost Martin.

Dane Lewis (Market Street Partners):

Okay. We'll skip that and we'll go onto something else. We have a follow-up question from Kristine Liwag at Morgan Stanley. She wants to know how much does it cost to build each launch site if everything fits into four shipping containers? Who'd like that?

Chris Kemp (Astra, Founder, Chairman and CEO):

Yeah. I think there's two pieces to that question. There's the spaceport itself, which is the cost of putting up a fence and pouring some concrete and doing the license and development work to operate. That can range from hundreds of thousands to a few million dollars. It's a fairly inexpensive investment to set up a new spaceport. Then the launchers themselves, the thing that accompanies the rocket that allows us to launch the rocket from that concrete pad is something that we can kind of manufacture like one of our products. We have several of them in production right now and we've produced several of those in the past. We haven't shared the numbers on the cost of those things, but it's kind of in family with that as well.

So it's something that we can see deploying many spaceports, many launchers, and we upgrade the launcher with the rocket. So as we have new enhancements to make the rocket less expensive to operate as we add features to the rocket or remove features from the rocket, we design the launchers to be upgraded along with the rest of the system as well.

Dane Lewis (Market Street Partners):

Great. Here's another competitive positioning question. It's from Edison Yu, a follow-up. He's at Deutsche Bank and he's curious about the differentiation in terms of technology, such as the rocket design, the platform software, and anything else that is proprietary compared to SpaceX, Rocket Lab, Virgin Orbit, and others. Chris, can you, can you address that?

Chris Kemp (Astra, Founder, Chairman and CEO):

Sure. I think that the way we think about technology development is how quickly can we introduce new technology and actually put it into a system, use that system, collect data from that system, see what's working, and then if you think about the trajectory of the company, we were incorporated at the end of '16, and 2017 we were able to design, manufacture Rocket 1.0 and in 2018 launch it. 2.0 again. We actually got feedback from customers at that point where we said that we learned of Kuiper's requirements where we needed to build a slightly larger rocket so we could deliver their satellites that they were planning on building for that constellation. So we doubled the size of everything. We doubled the size of the rocket, literally every pump, every valve, every tank, everything. Doubled the thrust of the engines and we launched again in 2020.

Again, we demonstrated that we could put things in orbit at the end of 2020. So it shows you how this velocity is in of itself an advantage. One of my mantras is that the only truly sustainable competitive advantage is learning faster than your competitors. You might replace learning with launching, right? So the more we launch, the more we learn and the more data we collect. If you look at our investor presentation, you'll see our platform strategy speaks of a technology company at the foundation that has data at the spine of the company. So everything we do, whether it's the data that comes from manufacturing rockets, the data that comes from launching rockets, it's all being fed back into design, and the designs are continually pushing for value to customers.

So what we have here, it's not some sort of rocket laboratory, it's really a space platform business that's focused on how do we get our customers the most valuable services that they need to begin solving the problems and improving the value that they're delivering to end users?

Dane Lewis (Market Street Partners):

Cai von Rumohr from Cowen asks, “Who bears the cost of launch failures and what sort of insurance rates does Astra expect?” Martin, can you take that, or Chris?

Martin Attiq (Astra, Chief Business Officer):

Yeah, thanks for the question. So, today, as Chris mentioned earlier, these are disposable satellites with disposable rockets. So there's really low cost to both us and to the end customer. So that basically means very low insurance requirements as a result of that. And so if there's a failure, we'll send a satellite back up.

Dane Lewis (Market Street Partners):

Great. A follow up question from Chuck Minervino at Susquehanna, he asked how comfortable Astra is with the timeline of launches beginning this summer? He just comments that some other space companies have had misses on timelines and just wants to get a check on our level of confidence. Chris, can you answer that?

Chris Kemp (Astra, Founder, Chairman and CEO):

I can, but I think Benjamin is leading the engineering effort and the operational effort around these upcoming launches so maybe I'll pass it to him.

Benjamin Lyon (Astra, Chief Engineer and EVP of Manufacturing, Production and Launch Operations):

Thanks, Chris. And thanks for the question. You know, one of the things that I think is great about Astra is that we prove by doing, and we have a very robust test program so that between our launches we learn from the launch and we improve our odds of success going into the next one. So I think that the forecast that Astra is providing right now is a good one.

Dane Lewis (Market Street Partners):

Great, thank you. We'll take a couple more. And then we'll cut it off. Pete Skibitski, a follow-up question, he's at Alembic Global and he wants some more color on the satellite portion of the business. You know, heard a lot about rocket development, but less so on the satellite side. Can we give a little more detail on what the plan is for the development of that business?

Chris Kemp (Astra, Founder, Chairman and CEO):

Well, I think what we've shared so far is that we're building the capability to start making spacecraft and we'll start to begin flying those next year. And initially we're just getting a lot of feedback from customers. What helps them get into service and operations faster? And we've heard a lot of customers that would rather have Astra take that on, versus just continue to buy our launches, to figure out, effectively reinventing the wheel. You know, how do you do propulsion? How do you do radios? How do you do all this stuff that frankly, if you look at our rocket in the upper stage, the electronics on our upper stage are effectively satellite. So it's about taking the expertise that we already have and just adding things to it so that it's more capable and it can do more for our customers.

Dane Lewis (Market Street Partners):

Okay. And our last question, it's a follow-up from Ken Herbert at Canaccord Genuity. When does launch supply outstrip small satellite communications launch demand? Martin or Chris, can you take that?

Martin Attiq (Astra, Chief Business Officer):

Yeah. We see us being in a supply constrained market for many years to come. And that goes to what I said earlier around what we know in terms of the planned demand and where those customers are coming from. And what we also believe is also coming from both mature companies as well as startups and in the years to come. So we believe that we'll be in a supply constrained market for many years to come.

Chris Kemp (Astra, Founder, Chairman and CEO):

Yeah. I want to also just add to that. I want to put a big idea in people's heads. If there was one giant rocket that could take millions of metric tons to space once a year, everybody could just wait for that one giant freight rocket and put everything on it. And I bet you wouldn't even fill it up. On the extreme other end of the spectrum, if Astra were launching a few hundred kilograms every single day, we would have a total supply constrained situation still because that wouldn't add up to millions of metric tons the day before Christmas on the giant freight rocket. The reality is that's not the way the industry works. You know, FedEx is not a substitute for Maersk. If you're one of the hundreds of companies that's trying to innovate and develop, you don't want to go to one place in space. You want to go to the place in space that differentiates your business. It might be a different altitude and in different inclination, and you want to go on your schedule. You don't want to wait for a year or two.

When we looked at the last SpaceX ride share, those customers waited for over a year and then the flight was delayed a year. And if you're a startup, being delayed two years before you can test something will have a real impact on your business. And so think of Astra much more like a FedEx. We are creating, as Martin has said a couple of times, we want to be able to provide the best value service, getting our customers where they need to go in space from where they want to launch on Earth. And I think that's really what will allow us to stand out. We're not going to go build a bigger rocket, and we're not going to focus on putting expensive exquisite assets and people in space. We're going to focus on our customers and what they need, which is the lowest cost access to space and the most frequent access to space.

Dane Lewis (Market Street Partners):

Great. Thank you, Chris. Okay. So we're going to stop Q&A there. Thank you everyone for joining us. I hope you guys got to enjoy and get to know our leadership team. I hope that was helpful for everyone in the audience. We will be sharing the slides later this afternoon, and we'll have a replay of the event also on our website, the Investor Relations section. Thanks again. If you have any follow-up questions, you're certainly welcome to email us at investors@astra.com. Thanks everyone, and have a good day.

Chris Kemp (Astra, Founder, Chairman and CEO):

Thanks everyone.

Martin Attiq (Astra, Chief Business Officer):

Thanks everybody.

Adam London (Astra, Founder and CTO):

Thank you very much.